UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 20, 2005
COOPER TIRE & RUBBER COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	1-04329	34-4297750

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

701 Lima Avenue, Findlay, Ohio	45840

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 423-1321
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 20, 2005, Cooper Tire & Rubber Company, a Delaware corporation (the “Company”), revised its 1998 Non-Employee Directors Compensation Deferral Plan (the “Plan”) (attached as Exhibit 10.1 to this Current Report and incorporated herein by reference) to allow non-employee Directors of the Company to elect to have their deferred Director’s fees and annual phantom stock units allocated among various deemed investment options and to conform the Plan to the requirements of Section 409A of the Internal Revenue Code of 1986 (the “Code”). The principal changes were as follows:
•	The Plan, as amended, allows Directors to elect to have deferred Director’s fees deemed invested among (1) phantom stock units and (2) the various alternative investment funds available under the Company’s 401(k) savings plan for salaried employees. Directors will also be able to transfer the annual units credited in the form of phantom stock units into the alternative investment funds.

•	In connection with the addition of alternative investments described above, the Plan, as amended, allows Directors to elect to have the deferred Director’s fees paid in cash or in shares of the Company’s common stock.

•	The Plan, as amended, allows Directors to make a subsequent election with respect to deferred Director’s fees to change the time of commencement of payment, the manner of payment, or both, so long as the election is in compliance with Section 409A of the Code.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

10.1	Cooper Tire & Rubber Company 1998 Non-Employee Directors Compensation Deferral Plan (As Amended and Restated as of January 1, 2005)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY

By:	/s/ James E. Kline

	Name:	James E. Kline
	Title:	Vice President, General Counsel and
Secretary
Date: December 21, 2005

Exhibit Index

Exhibit
Number	Description

10.1	Cooper Tire & Rubber Company 1998 Non-Employee Directors Compensation Deferral Plan (As Amended and Restated as of January 1, 2005)

4